UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2008

American Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-23268	95-4307525
(State or other	(Commission	(IRS Employer
jurisdiction of Incorporation)	File No.)	Identification Number)

412 W. Bolt St.
Ft. Worth, TX 76113

(Address of principal executive offices) (Zip code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 20, 2008, at a special meeting of shareholders, we received the approval of our shareholders to sell substantially all of the assets of Omaha Holdings Corp., to a subsidiary of Laurus Master Fund as described in our Definitive Proxy of September 16, 2008. The transaction as described in the Definitive Proxy was closed on October 21, 2008 resulting in the satisfaction of $13,580,810 plus accrued interest and fees payable to Laurus Fund and/or its affiliates and the satisfaction of the outstanding Gryphon Debt. As a result of the transaction, the Company is without operating assets.

Item 8.01. Other Events.

As described above, on October 20, 2008, we held a special meeting of Shareholders in West Caldwell, New Jersey. The proposal to sell all or substantially all of the assets of Omaha Holdings Corp., to a subsidiary of Laurus Master Fund was submitted to the shareholders for approval as set forth in our Definitive Proxy Statement of September 16, 2008. At the meeting 5,455,115 shares of our voting stock were present at the meeting in person or represented by proxy. The voting shares present represented approximately 55% of the voting shares outstanding entitled to vote at the meeting and constituted a quorum. The proposal was approved by the shareholders as follows:

Shares FOR: 5,453,782	Shares AGAINST: 1,030	ABSTAINED: 303

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Technologies Group, Inc.

Dated: October 22, 2008	By:	/s/ Thomas E. Durkin, III
Thomas E. Durkin, III President